CREE RESEARCH, INC.

                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                                                     For the Three Months Ended March 31,
                                                                    1996                            1995
                                                               ----------------                 -----------

                                                             Primary   Fully Diluted       Primary      Fully Diluted
                                                          -----------   -----------   ----------------    -----------
Weighted Average Shares Outstanding:
       Common Stock                                        12,227,630    12,227,630         10,370,890     10,370,890
       Shares Available Under Options
          and Warrants                                        888,566       909,343               --             --
                                                          -----------   -----------   ----------------    -----------

Weighted Average Common and Common
  Equivalent Shares Outstanding                            13,116,196    13,136,973         10,370,890     10,370,890
                                                          ===========   ===========   ================    ===========


Net Income                                                    204,343       204,343            (56,908)       (56,908)
                                                          ===========   ===========   ================    ===========


Earnings (loss) per Share                                 $      0.02   $      0.02   $          (0.01)   $     (0.01)
                                                          ===========   ===========   ================    ===========



                                                                     For the Nine Months Ended March 31,
                                                                     1996                            1995
                                                                ----------------                  -----------

                                                            Primary    Fully Diluted       Primary      Fully Diluted
                                                          -----------   -----------   ----------------    -----------

Weighted Average Shares Outstanding:
       Common Stock                                        11,681,533    11,681,533         10,358,754     10,358,754
       Shares Available Under Options
          and Warrants                                      1,156,879     1,156,879               --             --
                                                          -----------   -----------   ----------------    -----------

Weighted Average Common and Common
  Equivalent Shares Outstanding                            12,838,412    12,838,412         10,358,754     10,358,754
                                                          ===========   ===========   ================    ===========


Net Income                                                  1,220,232     1,220,232           (224,567)      (224,567)
                                                          ===========   ===========   ================    ===========


Earnings (loss) per Share                                 $      0.10   $      0.10   $          (0.02)   $     (0.02)
                                                          ===========   ===========   ================    ===========

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